Exhibit 10.1

TWO TWENTY TWO BERKELEY STREET

Boston, Massachusetts

FOURTH AMENDMENT TO LEASE

Houghton Mifflin Company

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made as of July 28, 2005, by and between TWO TWENTY TWO BERKELEY VENTURE, a joint venture, having an office at 222 Berkeley Street, Suite 1420, Boston, Massachusetts 02116 (hereinafter, “Landlord” or the “222 Berkeley Landlord”) and HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation with an address at 222 Berkeley Street, Boston, MA 02116 (hereinafter, “Tenant”).

Background

A. Pursuant to the provisions of that certain Lease dated as of December 16, 1991, as amended by a First Amendment to Lease Agreement dated as of February 13, 1992, a Second Amendment to Lease Agreement dated as of July 15, 1992, and a Third Amendment to Lease Agreement dated as of May 31, 1994 between Landlord and Tenant (as so amended and as hereby or hereafter amended from time to time, the “Lease” or the “222 Berkeley Lease”), Tenant leases from Landlord and Landlord leases to Tenant certain premises located on Floors 3 through 11 currently containing 245,629 square feet of Net Rentable Area (such premises, as the same may be reduced or expanded in accordance with this Fourth Amendment, is referred to herein as the “Leased Premises”) and certain storage space located on level P-3 containing 1,806 square feet (the “Storage Space”) of the building located at 222 Berkeley Street, Boston, Massachusetts (the “Building” or the “222 Berkeley Building”). Unless otherwise defined herein, all of the capitalized terms used herein shall have the respective meanings ascribed to them in the Lease.

B. The Term of the Lease is currently scheduled to expire on February 28, 2007.

C. Landlord and Tenant desire to amend the Lease to extend the Term of the Lease through February 28, 2017, on the terms and conditions set forth in this Fourth Amendment.

D. Landlord’s affiliate, Five Hundred Boylston West Venture (the “500 Boylston Landlord”), owns the property adjacent to the Building known as 500 Boylston Street, Boston, Massachusetts (the “500 Boylston Building”). Tenant currently leases certain space on Floor 18 of the 500 Boylston Building (the “18th Floor Space”) pursuant to a Lease with the 500 Boylston Landlord dated as of November 1, 2003, as assigned to Tenant pursuant to an Assignment and Amendment of Lease dated as of November 5, 2004 (the “Assignment Agreement”; such Lease as so assigned and amended, the “Existing 500 Boylston Lease”) for a term that is currently scheduled to expire on February 28, 2007. Tenant also subleases from a third party the entire Floor 5 of the 500 Boylston Building (the “5th Floor Space”) for a sublease term currently scheduled to expire on February 28, 2007. The prime lease between the 500 Boylston Landlord and Tenant’s sublandlord for the 5th Floor Space has a term that expires on September 30, 2008.

E. Simultaneously with this Fourth Amendment, (1) Tenant has extended the term of its sublease for the 5th Floor Space at the 500 Boylston Building through September 30, 2008 and (2) the 500 Boylston Landlord and Tenant have entered into an Amended and Restated Lease of even date herewith (the Existing 500 Boylston Lease, as thereby amended and restated or hereafter amended from time to time, is referred to as the “500 Boylston Lease”) to provide for, among other things, (a) the extension of the term of the 500 Boylston Lease through February 28, 2017, (b) a direct lease of the 5th Floor Space upon the expiration of Tenant’s sublease of the 5th Floor Space on October 1, 2008, and (c) the implementation of the “Swap” (as defined in Paragraph 2 below), which, if exercised by Tenant under Paragraph 2 below, shall affect certain portions of the Leased Premises under the 222 Berkeley Lease and certain portions of the leased premises under the 500 Boylston Lease as set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Lease as follows:

1. Extension.

(a) Extension. Tenant and Landlord hereby agree to extend the Term of the Lease for a period of ten (10) years commencing on March 1, 2007 and expiring at the end of the day on February 28, 2017 (the “Extended Term”), on the terms set forth below. Except as otherwise specifically provided herein, Tenant’s lease of the Leased Premises (as from time to time existing pursuant to the terms of this Fourth Amendment) during the Extended Term shall be upon all of the terms and conditions of the Lease in effect as of the date of this Fourth Amendment.

(b) Basic Lease Information. Effective as of the date of this Fourth Amendment, the following definitions shall replace or supplement the corresponding definitions in the Basic Information Sheet of the Lease:

Term Expiration Date:	February 28, 2017

Extended Term:	March 1, 2007 through February 28, 2017

Option to Extend Term:	One option to extend the Term for a period of ten (10) years for the period March 1, 2017 through February 28, 2027

Location of Leased Premises:	19,692 square feet on Floor 11,

830 square feet on Floor 10,

19,032 square feet on Floor 9,

19,441 square feet on Floor 8,

19,449 square feet on Floor 7,

39,133 square feet on Floor 6,

43,420 square feet on Floor 5,

42,813 square feet on Floor 4, and

41,819 square feet on Floor 3,

all as shown on Exhibit A, of the Building
located on the Land described in Exhibit A-1

Base Rent (per square foot of Net Rentable Area per annum) during the Extended Term for the respective portions of the Leased Premises on the following floors:

	Floors 3, 4, 5, 6	Floors 7, 8, 9, 10	Floor 11
Years 16 – 20:	$13.50	$17.00	$20.50
Years 21 – 25:	$15.00	$18.50	$22.00

Year 16 shall commence on March 1, 2007, and each subsequent year shall commence on the next anniversary of such date.

(c) Operating Cost and Impositions. With respect to the Extended Term, Tenant shall pay Tenant’s Proportionate Share of Operating Cost and Impositions as set forth in Sections 2.03 through 2.08 of the Lease with respect to the Leased Premises from time to time existing under the Lease, as amended hereby.

(d) Condition. Tenant shall lease the Leased Premises in their “as-is” condition as of the date hereof. Any improvements that Tenant may desire to make in the Leased Premises shall be made in accordance with and subject to the terms of the Lease including, without limitation, Section 4.06 thereof. Landlord shall not be required to perform any tenant improvement work or to provide any tenant improvement allowance with respect to the Extended Term or the Leased Premises.

(e) Storage Space. During the Extended Term, Tenant shall lease the Storage Space (which contains 1,806 square feet) on the same terms and conditions set forth in the Lease for the Storage Space except that the annual rent for the Storage Space shall be equal to (i) $14 per square foot of Storage Space for each of the first five years of the Extended Term (March 1, 2007 through February 29, 2012) and (ii) $16 per square foot of Storage Space for each of the second five years of the Extended Term (March 1, 2012 through February 28, 2017). The rent for the Storage Space during any Second Extended Term (if applicable) under Paragraph 4 below shall be the fair market rent for the Storage Space for such period (determined at the time and manner as the Fair Market Net Rent for the Leased Premises).

(f) Addition of Adjacent Space. Reference is made to the spaces adjacent to the Leased Premises as outlined as the “Adjacent Spaces” on Exhibit A hereto, comprising (1) 570 square feet of Net Rentable Area on Floor 6, (2) 612 square feet of Net Rentable Area on Floor 5, (3) 566 square feet of Net Rentable Area on Floor 4, and (4) 445 square feet of Net Rentable Area on Floor 3 (collectively, the “Adjacent Spaces”). Effective as of January 1, 2009, the Adjacent Spaces shall be added to and become part of the Leased Premises, the Adjacent Spaces on Exhibit A shall be incorporated by reference into Exhibit A to the Lease, and (subject to Paragraph 2 below) Exhibit E attached to the Lease shall be deleted and replaced by Exhibit E attached to this Fourth Amendment. Tenant’s lease of the Adjacent Spaces shall be on all of the same terms and conditions from time to time applicable to the Leased Premises under the Lease as amended hereby for the Extended Term, including without limitation the provisions of this Paragraph 1 above. Effective as of January 1, 2009 (but subject to Paragraph 2 below), the percentage specified in the second sentence of the definition of “Tenant’s Proportionate Share” in the Basic Lease Information section of the Lease shall be changed to “54.94%” and the following definitions in the Basic Lease Information section of the Lease (as previously amended) shall be amended as follows:

Location of Leased Premises:	19,692 square feet on Floor 11,

830 square feet on Floor 10,

19,032 square feet on Floor 9,

19,441 square feet on Floor 8,

19,449 square feet on Floor 7,

39,703 square feet on Floor 6,

44,032 square feet on Floor 5,

43,379 square feet on Floor 4, and

42,264 square feet on Floor 3,

all as shown on Exhibit A, of the Building
located on the Land described in Exhibit A-1

Net Rentable Area:	247,822 square feet

2. The Swap. Tenant shall have the option (the “Swap Option”) to decrease the Leased Premises under the 222 Berkeley Lease and increase the leased premises under the 500 Boylston Lease, subject to and solely in accordance with the terms expressly set forth in this Paragraph 2. If Tenant wishes to exercise the Swap Option, Tenant shall deliver notice of its exercise of the Swap Option in a notice delivered to the 222 Berkeley Landlord and the 500 Boylston Landlord on or before August 1, 2005 (the “Swap Exercise Notice”). Time is of the essence in the timely exercise of the Swap Option. If Tenant fails to timely exercise the Swap Option by such date strictly in accordance with this Paragraph 2, then Tenant shall be deemed to have irrevocably waived the Swap Option and this Paragraph 2 shall have no further force or effect. Tenant’s exercise of the Swap Option shall be irrevocable and unconditional. If Tenant provides an exercise notice that purports to condition the exercise of the Swap Option, to change the terms of the Swap Option as set forth below, or to exercise the Swap Option only in part (except as expressly provided below), such exercise notice shall be invalid and without force or effect.

If Tenant shall timely and validly deliver the Swap Exercise Notice in accordance with this Paragraph 2, then all of the following shall occur, in each case effective as of 12:01 a.m. on January 1, 2009 (the “Swap Date”):

(a)	the portions of the Leased Premises located on floors 8, 9, and 11 (containing a total of 58,165 square feet of Net Rentable Area) (subject to clause (h) below, the “Surrendered Space”) in the 222 Berkeley Building shall cease to be part of the Leased Premises under the 222 Berkeley Lease for all purposes, and the floor sheets for the Surrendered Space shall be deemed deleted from Exhibit A to the 222 Berkeley Lease,

(b)	the 18th Floor Space in the 500 Boylston Building (containing 15,694 square feet of Net Rentable Area) shall cease to be part of the leased premises under the 500 Boylston Lease,

(c)	the entire leaseable area on Floor 3 and Floor 4 of the 500 Boylston Building (containing a total of 99,441 square feet of Net Rentable Area) (collectively, the “New 500 Boylston Space”) shall be added to the leased premises under the 500 Boylston Lease, provided, however, that (subject to clause (h) below), if Tenant so elects in the Swap Exercise Notice, the New 500 Boylston Space shall consist solely of the entire leaseable area on Floor 4 of the 500 Boylston Building (containing a total of 50,467 square feet of Net Rentable Area),

(d)	the spaces in the 222 Berkeley Building that are adjacent to the New 500 Boylston Space as outlined as the “Additional Adjacent Spaces” on Exhibit A hereto (the “Additional Adjacent Spaces”), comprising (i) 609 square feet of Net Rentable Area on Floor 4, and (ii) only if Floor 3 is part of the New 500 Boylston Space, 480 square feet of Net Rentable Area on Floor 3, shall be added to and become part of the Leased Premises under the 222 Berkeley Lease, and such Additional Adjacent Space(s) on Exhibit A shall be incorporated by reference into Exhibit A to the Lease. Tenant’s lease of such Additional Adjacent Space(s) shall be on all of the same terms and conditions from time to time applicable to the Leased Premises under the 222 Berkeley Lease as amended hereby for the Extended Term, including without limitation the provisions of this Paragraph 1 above,

(e)	the number of parking spaces available to Tenant under Section 12.01 of the 222 Berkeley Lease as of the Swap Date shall be proportionately reduced (in the ratio that the Net Rentable Area of the Leased Premises after the Swap Option is effected bears to the Net Rentable Area of the Leased Premises immediately before the Swap Option is effected), which reduced number of spaces shall thereafter be subject to the provisions of Section 12.01,

(f)	if the New 500 Boylston Space comprises both Floor 3 and Floor 4 under clause (c) above, then the last sentence of Paragraph 1(f) above (including the definitions of Location of Leased Premises and Net Rentable Area) shall not apply, and instead the percentage specified in the second sentence of the definition of “Tenant’s Proportionate Share” in the Basic Lease Information section of the Lease shall be changed to “42.29%” and the following definitions in the Basic Lease Information section of the 222 Berkeley Lease (as previously amended) shall be amended as follows:

Location of Leased Premises:	830 square feet on Floor 10,

19,449 square feet on Floor 7,

39,703 square feet on Floor 6,

44,032 square feet on Floor 5,

43,988 square feet on Floor 4, and

42,744 square feet on Floor 3,

all as shown on Exhibit A, of the Building
located on the Land described in Exhibit A-1

Net Rentable Area:	190,746 square feet

Effective as of the Swap Date, Base Rent (per square foot of Net Rentable Area per annum) during the Extended Term for the respective portions of the Leased Premises on the following floors:

	Floors 3, 4, 5, 6	Floor 7, 10
Years 16 – 20:	$13.50	$17.00
Years 21 – 25:	$15.00	$18.50

Year 16 shall commence on March 1, 2007, and each subsequent year shall commence on the next anniversary of such date,

(g)	if the New 500 Boylston Space comprises only Floor 4 under clause (c) above, then the last sentence of Paragraph 1(f) above (including the definitions of Location of Leased Premises and Net Rentable Area) shall not apply, and instead the percentage specified in the second sentence of the definition of “Tenant’s Proportionate Share” in the Basic Lease Information section of the Lease shall be changed to “42.18%” and the following definitions in the Basic Lease Information section of the 222 Berkeley Lease (as previously amended) shall be amended as follows:

Location of Leased Premises:	830 square feet on Floor 10,

19,449 square feet on Floor 7,

39,703 square feet on Floor 6,

44,032 square feet on Floor 5,

43,988 square feet on Floor 4, and

42,264 square feet on Floor 3,

all as shown on Exhibit A, of the Building
located on the Land described in Exhibit A-1

Net Rentable Area:	190,266 square feet

Effective as of the Swap Date, Base Rent (per square foot of Net Rentable Area per annum) during the Extended Term for the respective portions of the Leased Premises on the following floors:

	Floors 3, 4, 5, 6	Floor 7, 10
Years 16 – 20:	$13.50	$17.00
Years 21 – 25:	$15.00	$18.50

Year 16 shall commence on March 1, 2007, and each subsequent year shall commence on the next anniversary of such date,

and

(h)	Notwithstanding the foregoing, if Tenant so elects in the Swap Exercise Notice, the Surrendered Space under the 222 Berkeley Lease shall include floors 7, 8, 9, and 11 in the 222 Berkeley Building (containing a total of 77,614 square feet of Net Rentable Area), in which event (1) the New 500 Boylston Space shall consist of the entire leaseable area on Floors 3 and 4 of the 500 Boylston Building (containing a total of 99,441 square feet of Net Rentable Area) (i.e., Tenant shall not have the right to elect to lease only Floor 4 of the 500 Boylston Building as the New 500 Boylston Space under the proviso in clause (c) above) and (2) the last sentence of Paragraph 1(f) above (including the definitions of Location of Leased Premises and Net Rentable Area) shall not apply, and instead the percentage specified in the second sentence of the definition of “Tenant’s Proportionate Share” in the Basic Lease Information section of the Lease shall be changed to “37.97%” and the following definitions in the Basic Lease Information section of the 222 Berkeley Lease (as previously amended) shall be amended as follows:

Location of Leased Premises:	830 square feet on Floor 10,

39,703 square feet on Floor 6,

44,032 square feet on Floor 5,

43,988 square feet on Floor 4, and

42,744 square feet on Floor 3,

all as shown on Exhibit A, of the Building
located on the Land described in Exhibit A-1

Net Rentable Area:	171,297 square feet

Effective as of the Swap Date, Base Rent (per square foot of Net Rentable Area per annum) during the Extended Term for the respective portions of the Leased Premises on the following floors:

	Floors 3, 4, 5, 6	Floor 10
Years 16 – 20:	$13.50	$17.00
Years 21 – 25:	$15.00	$18.50

Year 16 shall commence on March 1, 2007, and each subsequent year shall commence on the next anniversary of such date.

If Tenant shall timely and validly deliver the Swap Exercise Notice in accordance with this Paragraph 2, the foregoing changes in the Leased Premises shall be self-operative without the need for further action by the parties, but in confirmation thereof the parties shall execute and deliver an amendment to the Lease confirming the exercise of the Swap Option and the adjustments to the Leased Premises provided for herein. Such amendment shall contain an updated Exhibit E to the Lease, reflecting the foregoing changes in the Leased Premises. If the Swap Option is exercised, on or before the Swap Date, Tenant shall surrender and vacate the Surrendered Space to Landlord in the condition required under Section 4.06 of the Lease. Any failure by Tenant to timely surrender and vacate the Surrendered Space to Landlord on or before the Swap Date shall constitute a holdover as to which the provisions of Section 8.01 of the Lease shall apply as though such Section referred solely to the Surrendered Space.

3. Letter of Credit. On or before September 17, 2005, Tenant shall provide to Landlord a clean, irrevocable letter of credit (together with any renewal or replacement thereof in accordance herewith, the “Letter of Credit”) in the Original Amount (as defined below) as security for the performance of the obligations of Tenant under the Lease, subject to the terms and conditions set forth in this Paragraph 3. Any Letter of Credit delivered hereunder shall comply with the requirements of Schedule 1 attached hereto, which are hereby incorporated by reference herein. Tenant’s failure to timely provide such Letter of Credit to Landlord shall constitute an Event of Default under the Lease.

(a) Original Amount. Tenant shall provide the Letter of Credit in the initial amount (“Original Amount”) equal to $2,519,635.00. Notwithstanding the foregoing, (i) if Tenant exercises the Swap Option applicable under Paragraph 2(f), the Original Amount shall equal $1,789,987.00; (ii) if Tenant exercises the Swap Option applicable under Paragraph 2(g), the Original Amount shall equal $2,082,912.00; and (iii) if Tenant exercises the Swap Option applicable under Paragraph 2(h), the Original Amount shall equal $1,703,118.00.

(b) Future Reductions. If no Event of Default exists under the Lease and no event or condition then exists which with notice and the passage of time would give rise to such a default, then if Tenant has the Required Credit Rating on or after June 30, 2008, Tenant may reduce the amount of the Letter of Credit to zero, provided that such reduction shall not occur if within the preceding eighteen months Landlord has validly drawn on the Letter of Credit in accordance with the terms hereof. If Tenant complies with such requirements and provides Landlord with reasonable evidence thereof, Landlord shall provide such confirmation or acknowledgement as Tenant may reasonably request to effect the cancellation of the Letter of Credit. As used herein, the “Required Credit Rating” shall mean a senior unsecured debt rating of BBB- or better as determined by Standard & Poors (or, if such credit rating agency does not then exist, by its successor or a comparable replacement credit rating agency reasonably designated by Landlord) for the immediately preceding six (6) consecutive calendar quarters.

4. Contraction Option. If Tenant does not exercise the Swap Option under Paragraph 2 above, then if and only if Tenant shall have timely exercised the contraction option under Section 12.02 of the 500 Boylston Lease to surrender the 18th Floor of the 500 Boylston Building, Tenant shall have the option (the “222 Contraction Option”) to exclude the entire 11th Floor from the Leased Premises under the 222 Berkeley Lease effective as of the end of day on February 28, 2007 (the “Contraction Date”). If Tenant wishes to exercise the 222 Contraction Option, Tenant shall deliver notice of its exercise of the 222 Contraction Option to the 222 Berkeley Landlord on or before December 31, 2005 (the “222 Contraction Exercise Notice”). Time is of the essence in the timely exercise of the 222 Contraction Option. If Tenant fails to timely exercise the 222 Contraction Option by such date strictly in accordance with this Paragraph 4, then Tenant shall be deemed to have irrevocably waived the 222 Contraction Option and this Paragraph 4 shall have no further force or effect. Tenant’s exercise of the 222 Contraction Option shall be irrevocable and unconditional. If Tenant provides an exercise notice that purports to condition the exercise of the 222 Contraction Option, to change the terms of the 222 Contraction Option as set forth herein, or to exercise the 222 Contraction Option only in part, such exercise notice shall be invalid and without force or effect. If Tenant shall timely and validly deliver the 222 Contraction Exercise Notice in accordance with this Paragraph 4, effective as of the Contraction Date the entire 11th Floor shall cease to be part of the Leased Premises under the 222 Berkeley Lease for all purposes, and the floor sheets for the 11th Floor shall be deemed deleted from Exhibit A to the 222 Berkeley Lease. Such exclusion of the 11th Floor from the Leased Premises shall be self-operative without the need for further action by the parties, but in confirmation thereof the parties shall execute and deliver an amendment to the Lease confirming the exercise of the 222 Contraction Option and the adjustments to the Leased Premises provided for herein. Such amendment shall contain an updated Exhibit E to the Lease, reflecting the foregoing change in the Leased Premises. If the 222 Contraction Option is exercised, then Tenant shall surrender and vacate the 11th Floor to Landlord on the Contraction Date in the condition required under Section 4.06 of the Lease. Any failure by Tenant to timely surrender and vacate the 11th Floor to Landlord on or before the Contraction Date shall constitute a holdover as to which the provisions of Section 8.01 of the Lease shall apply as though such Section referred solely to the 11th Floor.

5. Second Extension Option. Tenant shall have the option to extend the Term of the Lease beyond the end of the Extended Term for one period of ten (10) years (the “Second Extended Term”), in accordance with the terms and conditions of the Extension Option set forth on Schedule 2 attached to this Fourth Amendment. Article 9 of the Lease is hereby deleted in its entirety, and Article 9 as set forth on Schedule 2 attached hereto is hereby inserted in its place.

6. General Provisions. Effective as of the date of this Fourth Amendment:

(a) All references in the Lease to the “prime rate of the Bank of Boston” (and its successor institutions) shall be deemed instead to refer to the “prime rate of interest from time to time published in the Wall Street Journal (or, if the same is no longer published, in a comparable national financial publication reasonably designated by Landlord)”.

(b) Section 2.04 is hereby amended by inserting, at the beginning thereof, the following provision:

“Landlord shall, promptly after Tenant’s request after September 1 of any year in the Term, provide Tenant with Landlord’s then preliminary estimates of the Operating Cost and Impositions for the next calendar year. If requested by Tenant, Landlord shall also meet with Tenant to discuss the likely ranges of such estimates based on the principal variables then expected by Landlord in its preliminary budget for the coming year. Tenant acknowledges that Landlord may later revise such preliminary estimates after the completion (typically by December 1) of Landlord’s budget preparation process for the upcoming year and upon receipt of final real estate tax bills for the fiscal tax year (typically during the month of December). Promptly after such budget process is completed, Landlord shall notify Tenant of the Estimated Operating Cost and Estimated Impositions for the year in question (typically on or about December 15, subject to Landlord’s right to revise the same after receipt of final real estate tax bills). Prior to such notification,

Landlord shall, from time to time upon Tenant’s request, provide Landlord’s then current estimates for such next calendar year. Landlord shall use reasonable efforts during each calendar year, consistent with the management of a first-class office building, to monitor actual and projected Operating Cost and Impositions against the budgeted amounts on which Estimated Operating Cost and Estimated Impositions were based and, if Landlord determines there will be a substantial difference between the actual and then projected remaining expenses and the total estimated charges for such calendar year, to make a mid-year estimated adjustment to address such differential. All such estimated payments and charges shall be subject to a final year-end reconciliation pursuant to Section 2.07. The parties acknowledge that such year-end reconciliations for calendar year 2004 and all prior years have been made and any adjustments thereto have been satisfactorily resolved, and the parties intend that the calculation of Operating Cost and Impositions in future years in a manner consistent with such prior operating history at the Building will be deemed to comply with the terms of the Lease (as amended hereby).”

(c) Section 2.04(a)(i) of the Lease is hereby amended by deleting the phrase “only so long as … initial development and construction of the Building” and inserting the following in its place:

“only to the extent such costs are allocated by Landlord between the Building and all other buildings for which such off-site employee has direct responsibility in accordance with a reasonable allocation methodology consistent with owners of comparable portfolios of first-class office buildings.”

(d) Section 2.05 of the Lease is hereby amended by inserting at the end of clause (iii) the phrase “(such allocation of Impositions to the Parking Section to be made in a manner consistent with prior operating practices for the Building [provided that if and for so long as Landlord hereafter increases the percentage allocated to the Parking Section for all other tenants in the Building, Landlord shall also increase such percentage for Tenant] and the remaining Impositions [after such allocation to the Parking Section] to be allocated on a per square foot basis between the Office Section and the Commercial Section as shown on Exhibit E)”.

(e) Section 3.02(a)(ii) of the Lease is hereby amended by deleting the word “written” and inserting “one (1) Business Day” in place of “two (2) Business Days”.

(f) Section 3.03 of the Lease is hereby amended by deleting the words “at least seventy-five percent (75%) of the Net Rentable Area included in the Leased Premises on the Term Commencement Date” (in both places) and inserting in its place the words “at least 160,000 square feet of Net Rentable Area in the Leased Premises.”

(g) Section 4.06 of the Lease is hereby amended by inserting “two hundred thousand dollars ($200,000) in the aggregate” in place of “twenty-five thousand dollars ($25,000)” in the first paragraph thereof.

(h) For so long as (1) the Landlord under the 222 Berkeley Lease and the landlord under the 500 Boylston Lease are the same entity or Affiliates (as defined below) and (2) the Tenant under the 222 Berkeley Lease and the tenant under the 500 Boylston Lease are the same entity or Affiliates (as defined below), any Event of Default by Tenant under the 222 Berkeley Lease (continuing beyond any applicable notice and cure period) shall constitute an event of default by the tenant under the 500 Boylston Lease without further notice or cure period, and any event of default by the tenant under the 500 Boylston Lease (continuing beyond any applicable notice and cure period) shall constitute an Event of Default by Tenant under the 222 Berkeley Lease without further notice or cure period. “Affiliates”, as used herein, shall mean any entity that controls, is controlled by, or is under common control with the subject entity, and “control” (and like terms) shall mean fifty percent (50%) or more of the direct or indirect beneficial ownership or voting interests in the entities. As of the date hereof, the Landlord under the 222 Berkeley Lease and the landlord under the 500 Boylston Lease are Affiliates, and Tenant is the tenant under both the 222 Berkeley Lease and the 500 Boylston Lease.

(i) Section 8.05 of the Lease is hereby amended by inserting “Vice President of Real Estate” in place of “Treasurer” in both places where it appears and by deleting the phrase “with the United States mail, certified or registered, postage prepaid, or”.

(j) Sections 8.17 and 8.18 and Article 10 of the Lease are hereby deleted in their entirety.

(k) Article 11 of the Lease is hereby amended by deleting the words “and not greater than eighty-five percent (85%) of the total Net Rentable Area of the Office Section of the Building” and by inserting the following after the first full sentence of Section 11.01:

“Notwithstanding the foregoing, in no event shall the space(s) actually leased by Tenant under this Article 11 exceed 80,000 square feet of Net Rentable Area in the aggregate for all such space(s). In addition, if Tenant gives a timely and valid exercise notice for the Swap Option, the 222 Contraction Option, and/or the Surrender Option (each as defined in the Fourth Amendment to this Lease), as applicable, to exclude certain floor(s) of the Building from the Leased Premises as set forth in such Fourth Amendment, then the floors in the Building as to which this Article 11 shall thereafter apply (the “Article 11 Floors”) shall be “moved down” in the Building and constitute the eleven (11) floors immediately above the highest full floor of the original Leased Premises that will remain as a result of the surrender pursuant to such exercised option (provided that, solely as to the floor(s) that Tenant has so elected to surrender pursuant to the applicable option, the rights under this Article 11 shall apply only after such space again becomes Available Space after the next lease(s) of such space following its surrender to Landlord). For example, if Tenant exercises the Swap Option for Floors 8, 9 and 11 under Paragraph 2(a) of the Fourth Amendment, then the Article 11 Floors shall be Floors 8 through 18, and if Tenant exercises the Surrender Option solely as to Floor 11 under Section 9.02 of the Lease (as amended by Paragraph 5 of the Fourth Amendment), then the Article 11 Floors shall be Floors 10 through 20.”

7. Miscellaneous Construction Matters.

(a) To the extent, if any, that an Adjacent Space or Additional Adjacent Space leased by Tenant under Paragraph 1 or 2 above lacks a demising wall separating such space from the common areas of the Building, then at Tenant’s request Landlord shall construct such a demising wall at Landlord’s sole expense and the parties shall reasonably cooperate with each other to coordinate the timing of such work with other work (if any) to be performed by Tenant in connection with Tenant’s initial lease of such space.

(b) Tenant has advised Landlord that Tenant may wish to create access points between areas of the Leased Premises under the 222 Berkeley Lease into the immediately adjacent areas of the leased premises on the same floor under the 500 Boylston Lease, by creating certain openings through the demising wall that separates the 222 Berkeley Building and the 500 Boylston Building. Subject to the provisions of the Lease (including, without limitation, Section 4.06), Landlord shall not unreasonably withhold its consent to such alterations by Tenant, provided that such alterations shall comply with all applicable laws, building codes, regulations, and other governmental requirements, insurance requirements, and Landlord’s construction requirements applicable to such work (including, without limitation, regarding any structural work). At the expiration or earlier termination of the Lease (or such earlier time, if any, as any such connected adjacent areas shall cease to be part of the Leased Premises under the 222 Berkeley Lease or part of the leased premises under the 500 Boylston Lease), Tenant shall fill in any such openings in the demising wall and restore the demising wall and affected areas to the condition existing immediately prior to such alterations.

8. Brokerage. Tenant and Landlord each warrant to the other that it has had no dealings with any broker or agent in connection with this Fourth Amendment other than McCall & Almy, Inc. (“Broker”), and each covenants to defend (with counsel reasonably approved by the other party), hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commission and charges claimed by any broker or agent other than Broker arising out of the warranting party’s dealings in connection with this Fourth Amendment or the negotiation thereof. Landlord shall be responsible for compensating the Broker in connection with this Fourth Amendment in accordance with the terms of a separate agreement between Landlord and Broker.

9. Ratification. Except as expressly modified by this Fourth Amendment, the Lease is hereby confirmed and shall remain in full force and effect as written.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Fourth Amendment as of the date first set forth above.

LANDLORD:

TWO TWENTY TWO BERKELEY VENTURE

By:	Hines 222 Berkeley Limited Partnership, Venturer

	By:	222 Berkeley, Inc., General Partner

By:
Jeffrey C. Hines Senior Executive Vice President

TENANT:

HOUGHTON MIFFLIN COMPANY

By:
Name:
Title:

Exhibit A to Fourth Amendment to Lease

(Adjacent Spaces and Additional Adjacent Spaces)

Schedule 1 to Fourth Amendment to Lease

(Letter of Credit Requirements)

Capitalized terms used but not defined in this Schedule 1 shall have the meanings ascribed to them in the Amendment to which this Schedule is attached.

The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord that has an office in Boston, Massachusetts, New York City or other location in the continental United States reasonably acceptable to Landlord that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost (other than a nominal processing charge not exceeding $250) to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall either be in the form attached to this Schedule 1 or be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date thirty (30) days after the last day of the Term.

Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall be in default or fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or be in default or fail to perform any of its obligations under the Lease and transmittal of a default notice is barred by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire after the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Schedule. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with its terms, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.

Any amount of the Letter of Credit drawn in excess of the amount applied by the Landlord to cure any such failure shall be held by the Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of the Landlord, and no fiduciary relationship shall be created with respect to such deposit, nor shall the Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease after the giving of any applicable notice and the expiration of any applicable grace or cure period, or be in default or fail to perform any of its obligations under the Lease and transmittal of a default notice is barred by applicable law, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by the Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, within ten (10) days after Landlord gives Tenant notice of such application (and after such a reinstatement of the Letter of Credit, any unapplied cash security deposit shall be returned to Tenant). Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within thirty (30) days after the expiration or sooner termination of the Term the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall transfer its interest in the Letter of Credit or cash security deposit to the transferee. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be responsible for such transfer of the Letter of Credit to a transferee until such transfer has been completed. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Form of Letter of Credit (attachment to Schedule 1)

[Letterhead of Issuing Bank]

                                    Date: _____ __, 2005

RE:	IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. ____

TO:	Two Twenty Two Berkeley Venture
c/o Hines Interests Limited Partnership
222 Berkeley Street
Boston, MA 02116

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of ______________, a _______________ (“Tenant”), in the amount of ________________ Dollars ($_______.00). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement by a person purporting to be your authorized representative, that the amount drawn hereunder is being drawn pursuant to the terms of the Lease dated as of ___________, as amended, between Tenant, as tenant, and you, as landlord for certain premises located at 222 Berkeley Street, Boston, Massachusetts (the “Lease”).

Any draft presented for payment must be presented on or before __________, 200_, the date this Letter of Credit expires, subject to extension as set forth below. Partial drawings are permitted.

This Letter of Credit shall automatically be extended and renewed for successive one-year periods at the end of the stated expiration date and each anniversary thereof unless we notify you, in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one-year term.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at __________________, Boston, Massachusetts [or New York City].

If you sell or otherwise transfer any interest in the Building (as defined in the Lease), in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

[Name of Bank]

Authorized Signature

302051.01

Schedule 2 to Fourth Amendment to Lease

(Option for Second Extended Term)

ARTICLE 9 OPTION TO EXTEND THE TERM

9.01 Grant and Exercise of Option to Extend. Tenant shall have the option (the “Extension Option”) to extend the Term for the entire Leased Premises (except as set forth in Section 9.02 below) beyond the end of the Extended Term for one additional ten (10) year period (the “Second Extended Term”), subject to the terms and conditions of this Article 9. If Tenant desires to exercise the Extension Option, then Tenant shall, on or before the date that is twenty-four (24) months prior to the last day of the Extended Term (the “Exercise Deadline”), give Landlord notice of Tenant’s election to extend the Term for the Second Extended Term (“Tenant’s Exercise Notice”). Time is of the essence for Tenant to timely deliver the Tenant’s Exercise Notice by the date required hereunder. If Tenant does not timely deliver the Tenant’s Exercise Notice, Tenant shall be deemed to have irrevocably waived the Extension Option, and the Term shall end on the last day of the Extended Term (i.e., February 28, 2017). Notwithstanding anything to the contrary herein, Tenant’s Extension Option shall, at Landlord’s election, be void if, as of the Exercise Deadline (i) there exists an Event of Default or a condition as to which Tenant has received notice, which, with the passage of time, would constitute an Event of Default (unless Tenant commences to cure such condition prior to the occurrence of an Event of Default as a result thereof and thereafter continuously and diligently pursues such cure to completion), or (ii) Tenant has assigned the Lease to any party (other than a Tenant Affiliate) or does not occupy for its own uses (or for use by a Tenant Affiliate) at least 75% of the Net Rentable Area of the Leased Premises, or (iii) Tenant does not have the Required Credit Rating (as defined in Paragraph 3 of the Fourth Amendment to this Lease). Tenant shall provide Landlord with evidence that it has the Required Credit Rating.

9.02 Surrender of Floors. Tenant shall have the right (the “Surrender Option”), to be exercised by Tenant’s statement in Tenant’s Exercise Notice, to exclude from the Leased Premises for the Second Extended Term either (a) the top full floor of the Leased Premises or (b) the top two (2) full floors of the Leased Premises (plus, in either case (a) or (b), if Tenant so elects in Tenant’s Exercise Notice, the partial floor space on floor 10) (the floor(s) as to which Tenant exercises the Surrender Option are the “Surrendered Floor(s)”); provided, however, that in no event shall any Surrendered Floor be floor 6 or any lower floor. (For example, if floor 11 is the top floor of the Leased Premises and the Leased Premises include only a portion of floor 10, the Surrendered Floor(s) under clause (b) would be floors 9 and 11 [plus, if Tenant so elected, the partial floor 10 space], and if Tenant exercised the Swap Option under the Fourth Amendment to this Lease to surrender floors 8, 9 and 11, then the Surrender Option shall apply only as to floor 7 [plus, if Tenant so elected, the partial floor 10 space], but shall not apply to floor 6. The Surrender Option shall be applicable to space leased under Article 11 only if mutually agreed by the parties in connection with such leasing.) If Tenant shall fail to timely exercise the Surrender Option in Tenant’s Exercise Notice (specifying the applicable Surrendered Floor(s) as provided above), the Surrender Option shall be deemed waived and shall be of no further force or effect. If Tenant exercises the Surrender Option, then upon the expiration of the Extended Term (i.e., February 28, 2017), the Leased Premises shall cease to include the Surrendered Floor(s), and Tenant shall vacate and surrender the Surrendered Floor(s) in the condition required under the Lease. Any failure by Tenant to timely surrender and vacate the Surrendered Floor(s) to Landlord on or before such date shall constitute a holdover as to which the provisions of Section 8.01 of the Lease shall apply as though such Section referred solely to the Surrendered Floor(s). If Tenant shall timely and validly exercise the Surrender Option in accordance with this Section 9.02, the foregoing changes in the Leased Premises shall be self-operative without the need for further action by the parties, but in confirmation thereof the parties shall execute and deliver an amendment to the Lease confirming the exercise of the Surrender Option for the Surrendered Floor(s), the deletion of the Surrendered Floor(s) from the Leased Premises (including in Exhibit A), and a restatement of the remaining Net Rentable Area of the Leased Premises, the Tenant’s Proportionate Share, and Exhibit E, all reflecting the remaining Leased Premises as of the commencement of the Second Extended Term.

9.03 Rent During Second Extended Term. The Base Rent for the Leased Premises during the Second Extended Term shall be the Fair Market Net Rent for the Leased Premises for the Second Extended Term. The Fair Market Net Rent shall be determined by Landlord with notice given to Tenant no later than one hundred and twenty (120) days prior to the commencement of the Second Extended Term subject to the Tenant’s right to demand appraisal pursuant to the provisions of Section 7.01. Failure on the part of the Landlord to give such notice in a timely manner shall not vitiate the right to require an adjustment of the Base Rent, but within thirty (30) days after the determination of the Base Rent for the Second Extended Term the parties shall make appropriate adjustments (if any) for any underpayment or overpayment retroactive to the commencement of the Second Extended Term. Failure on the part of Tenant to demand appraisal within thirty (30) days after receipt of notice from Landlord of Landlord’s determination of Fair Market Net Rent shall constitute a waiver of Tenant’s right to demand appraisal, and shall bind Tenant to the Fair Market Net Rent as determined by Landlord. If Tenant elects to exercise its right to demand appraisal and if the appraisal process shall not have been concluded prior to the Second Extended Term, then Landlord’s estimate of the Fair Market Net Rent shall be temporarily applicable for purposes of determining Tenant’s obligation to pay the Base Rent. However, once the new rate is in fact agreed upon or determined pursuant to Section 7.01, if it is higher or lower than the rate paid by Tenant during the period such rate should have been in effect, then Landlord or Tenant (as the case may be) shall pay to the other party, within ten (10) days after agreement upon or determination of the new rate, an amount sufficient to result in Landlord’s having been paid rental at the new rate from the commencement of the portion of the term during which such rate was to have been in effect, together with the interest at the so-called prime rate of interest from time to time published in the Wall Street Journal with respect to any portion of such rent not paid when due because of the operation of this paragraph, from the date payment was due to the date paid.

9.04 Lease Continues in Effect. From and after commencement of any Second Extended Term hereunder, all of the other terms, covenants and conditions of this Lease shall apply, and reference to the Term shall thereafter be deemed to include the Second Extended Term, except that the Base Rent shall be revised by an amendment to the Lease to reflect any adjustment in the Base Rent, and from and after the commencement of the Second Extended Term, Tenant shall have no further right to extend the Term.

Exhibit A to Fourth Amendment to Lease

(Adjacent Spaces and Additional Adjacent Spaces)

EXHIBIT A

Effective January 1, 2009

1
BERKELEY STREET
FLOOR 6
NORTH

1 Adjacent Space

·TWO TWENTY TWO BERKELEY STREET·

EXHIBIT A

Effective January 1, 2009

1
BERKELEY STREET
FLOOR 5
NORTH

1 Adjacent Space

·TWO TWENTY TWO BERKELEY STREET·

EXHIBIT A

Effective January 1, 2009

# TWO TWENTY TWO BERKELEY STREET

FLOOR 4

1 Adjacent Space

2 Additional Adjacent Space (with Swap)

EXHIBIT A

Effective January 1, 2009

# TWO TWENTY TWO BERKELEY STREET

FLOOR 3
BERKELEY STREET
NORTH
1
2

1 Adjacent Space

2 Additional Adjacent Space (with Swap)

EXHIBIT E

Two Twenty Two Berkeley

Net Rentable Area of Floors in the Building

(Effective January 1, 2009 - without Swap space)

	Full Floor Net Rentable Area (NRA) Office Section	Proportionate Share Based on 100% Occupancy	Net Rentable Area (NRA) Not Leased by Tenant on Partial Floor	Proportionate Share Based on 100% Not Leased by Tenant on Partial Floor	Net Rentable Area (NRA) Leased by Tenant
1	1,337	0.28%	—	0%	—
2a	6,989	1.47%	—	0%	—
2b	1,291	0.27%	—	0%	—
3	42,744	9.00%	480	0.10%	42,264
4	43,988	9.26%	609	0.13%	43,379
5	44,032	9.27%	—	0%	44,032
6	40,318	8.49%	615	0.13%	39,703
7	19,449	4.10%	—	0%	19,449
8	19,441	4.09%	—	0%	19,441
9	19,032	4.01%	—	0%	19,032
10	19,692	4.15%	18,862	3.97%	830
11	19,692	4.15%	—	0%	19,692
12	19,692	4.15%	—	0%	—
13	19,692	4.15%	—	0%	—
14	19,692	4.15%	—	0%	—
15	19,692	4.15%	—	0%	—
16	19,695	4.15%	—	0%	—
17	19,695	4.15%	—	0%	—
18	18,947	3.99%	—	0%	—
19	17,401	3.66%	—	0%	—
20	14,315	3.01%	—	0%	—
21	14,294	3.01%	—	0%	—
22	13,703	2.89%	—	0%	—

	474,823	100.00%	20,566		247,822